Exhibit 99.1

South Plains Financial, Inc. Declares Regular Quarterly Cash Dividend and Suspends Stock Repurchase Program

LUBBOCK, Texas, April 16, 2020 (GLOBE NEWSWIRE) – South Plains Financial, Inc. (NASDAQ:SPFI) (“South Plains” or the “Company”), the parent company of City Bank, today announced that its Board of Directors has declared a regular quarterly cash dividend of $0.03 per share of common stock, payable on May 11, 2020, to shareholders of record as of the close of business on April 27, 2020.  The amount and timing of any future dividend payments to the Company’s shareholders will be subject to the discretion of the Company’s Board of Directors.

In addition, the Company announced that it has temporarily suspended its stock repurchase program in response to the ongoing COVID-19 pandemic.  The Company’s Board of Directors previously authorized the Company to purchase up to $10.0 million of its outstanding shares of common stock from time to time in open market purchases or privately negotiated transactions.  Suspending the stock repurchase program will allow the Company to preserve capital and provide liquidity to meet the credit needs of the customers, small businesses and local communities served by the Company and its wholly-owned banking subsidiary, City Bank.  The Company believes that it remains strong and well-capitalized, and the Company may reinstate the stock repurchase program in the future.

About South Plains Financial, Inc.

South Plains is the bank holding company for City Bank, a Texas state-chartered bank headquartered in Lubbock, Texas.  City Bank is one of the largest independent banks in West Texas and has additional banking operations in the Dallas, El Paso, Greater Houston, the Permian Basin, and College Station Texas markets and the Ruidoso and Eastern New Mexico markets. South Plains provides a wide range of commercial and consumer financial services to small and medium-sized businesses and individuals in its market areas. Its principal business activities include commercial and retail banking, along with insurance, investment, trust and mortgage services.  Please visit https://www.spfi.bank for more information.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Any statements about our expectations, beliefs, plans, strategies, predictions, forecasts, objectives or assumptions of future events or performance are not historical facts and may be forward-looking.  These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “expects,” “can,” “could,” “may,” “predicts,” “potential,” “opportunity,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “seeks,” “intends” and similar words or phrases.  Accordingly, these statements involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual strategies, actions or results to differ materially from those expressed in them, and are not guarantees of timing, future results or other events or performance.  Because forward-looking statements are based on management’s current expectations, assumptions and estimates on the date hereof, and there can be no assurance that actual strategies, actions or results will not differ materially from expectations, you are cautioned not to place undue reliance on such statements.  Additional information regarding certain risks, uncertainties and other factors that could cause actual strategies, actions and results to differ materially from those contemplated in forward-looking statements is included from time to time in our filings with the SEC, including under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and any updates to those risk factors set forth in SPFI’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, which are available on the SEC’s website at www.sec.gov.  Any forward-looking statement speaks only as of the date on which it is made, and except as required by law, SPFI undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise.

Contact:	Mikella Newsom, Chief Risk Officer and Secretary
investors@city.bank
(866) 771-3347

Source: South Plains Financial, Inc.